Quarterly Stakeholder Letter SECOND QUARTER | FISCAL YEAR 2025

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 1 1 During the second quarter of fiscal 2025, our cash provided by operating activities was $11.1 million and our Free cash flow was $3.7 million. We calculate Free cash flow as net cash provided by (used in) operating activities less cash paid for capitalized internal-use software development costs and cash paid for purchases of property and equipment. See “Non-GAAP Financial Measures” for a reconciliation of Free cash flow to the closest GAAP measure. SEPTEMBER 4, 2024 Dear Phreesia stakeholders, We hope everyone had a safe, healthy and enjoyable summer. In our second quarter of fiscal 2025, we reached another very important milestone in Phreesia’s evolution by achieving positive Free cash flow1. We believe this milestone marks the start of a new era for Phreesia in which we will be able to deploy internally generated cash to drive stakeholder value. We believe achieving the milestone of positive Free cash flow (though admittedly nominal) demonstrates the ongoing operating leverage and solid unit economics of our business. While the achievement of any milestone does not represent a “finish line,” we believe it is important to acknowledge objectives when achieved. In addition to growing our network and improving the adoption of our current offerings, we are excited about several new solutions we are investing in that we believe will bring us closer to realizing our vision where every person is an active participant in their care. I would like to thank my teammates for their commitment to our mission, vision and values. One of our guiding principles is being good stewards of our capital. We recognize that operational and financial performance allow all of us at Phreesia to continue to pursue our mission and vision for all of our stakeholders. We would also like to thank our investors for their support through our first five years as a public company during unprecedented times. We enter the second half of our first decade as a public company even more excited about the opportunities that lie ahead of us than when we entered the first half. We look forward to updating you on our progress in the second half of fiscal 2025. Chaim Indig Chief Executive Officer and Co-Founder

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 2 Fiscal Year 2025 Second Quarter Highlights2 Revenue Total revenue was up 19% year-over-year to $102.1 million in the second fiscal quarter. Year-over- year growth was led by Subscription and related services at 24%, followed closely by Network solutions at 23%. Payment processing fees revenue was up 7% year-over-year. The wind-down of our clearinghouse client relationship that we communicated in our stakeholder letter for the first quarter of fiscal 2025 negatively impacted year-over-year payment processing fees revenue growth by 9%. 1 Revenue may not add up due to rounding. 2 Fiscal year ended January 31; FY2022 includes only Q3’22 and Q4’22. FY2025 includes only Q1’25 and Q2’25. Subscription and related services Payment processing fees Network Solutions Quarterly Revenue1 (Q3 FY2022 - Q2 FY20252) 2 Fiscal quarter ended July 31, 2024 is unaudited.

Average Healthcare Services Clients

In the second quarter of fiscal 2025, we supported 4,169 Average Healthcare Services Clients ("AHSCs")[3], an increase of 104 AHSCs (or 3%) over the first quarter of fiscal 2025 and an increase of 724 AHSCs (or 21%) year-over-year.

AHSCs

(Q3 FY2022 - Q2 FY2025[1])


2,097
2,311
2,526
2,776
2,982
3,140
3,309
3,445
3,688
3,962
4,065
4,169
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
FY 2022
FY 2023
FY 2024
FY 2025

[1] Fiscal year ended January 31; FY2022 includes only Q3'22 and Q4'22. FY2025 includes only Q1'25 and Q2'25.

Total Revenue and Healthcare Services Revenue Per AHSC

In the second quarter of fiscal 2025, Total revenue per AHSC[4] was $24,494, down 2% year-over-year and down 2% over the previous quarter. Healthcare services revenue[5] per AHSC[6] for the quarter was $17,729, down 3% year-over-year and down 2% over the previous quarter. The decreases in Total revenue per AHSC and healthcare services revenue per AHSC were primarily driven by the wind-down of the clearinghouse client relationship that we communicated in our fiscal 2025 first quarter stakeholder letter. That wind-down reduced year-over-year Total revenue growth by 2%. Total revenue per AHSC (excluding clearinghouse revenue) for the second quarter of fiscal 2025 was flat compared to Total revenue per AHSC (excluding clearinghouse revenue) for the second quarter of fiscal 2024.

[3] We define AHSCs as the average number of clients that generate Subscription and related services or Payment processing revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single healthcare services client.

[4] We define Total revenue per AHSC as Total revenue in a given period divided by AHSCs during that same period.

[5] We define healthcare services revenue as the sum of Subscription and related services revenue and Payment processing fees revenue.

[6] We define healthcare services revenue per AHSC as healthcare services revenue in a given period divided by AHSCs during that same period.

Phreesia QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 3

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 4 As a reminder, Subscription and related services and Network solutions revenue growth are driven by two factors: 1) the growth of our network of healthcare services clients; and 2) our ability to drive more value for our existing clients across the solutions within each of our revenue categories. By contrast, our Payment processing fees revenue is almost entirely driven by the growth of our provider network, which our AHSC metric closely mirrors. Existing clients who utilize our payment- facilitator model have only nominal additional payments to process on our network after we have transitioned them to our payment-facilitator model. Our Network solutions revenue also benefits from the size of our provider network. We believe that having multiple methods of monetizing our network is a key factor behind our historical revenue growth. We estimate that our total addressable market (“TAM”) of approximately $10 billion7 and our target client universe in the ambulatory and hospital markets of approximately 50,000 addressable healthcare services clients8 implies a total annual revenue opportunity of approximately $200,000 per addressable healthcare services client9, or approximately double our annualized fiscal second-quarter Total revenue per AHSC. Growth Drivers The two main drivers of our revenue growth are our network growth, represented as growth in AHSCs, and our ability to generate revenue across our network, represented as growth in Total revenue per AHSC. Over Phreesia’s history, these two drivers have contributed to our revenue growth at varying levels. We understand that being able to model future growth is a critical factor in any investment, and based on input we have received, we would like to provide a longer-term framework for our growth outlook that is consistent with how we run the business. We expect AHSCs to reach approximately 4,200 for fiscal 2025 (compared to 3,601 for fiscal 2024). For fiscal 2026, we expect to reach approximately 4,500 AHSCs. We note that growth will vary quarter-to-quarter based on various factors, but we currently expect our go-to-market motion to enable us to reach these AHSC ranges for fiscal 2025 and 2026. As we have previously mentioned, we expect Total revenue per AHSC to increase in fiscal 2025 compared to the $98,944 we achieved in fiscal 2024. Additionally, we expect Total revenue per AHSC in fiscal 2026 to increase compared to fiscal 2025. We believe this is a more constructive way to communicate how we think about growth over time to inform our stakeholders’ financial modeling. 7 Management’s estimate of a $10 billion total addressable market is derived from: (1) the potential $6.3 billion of Subscription and related services revenue, generated from the approximately 1.4 million U.S.-based healthcare services organizations that take medical appointments in ambulatory care settings and healthcare service providers who work in hospital settings; (2) the estimated potential $2.3 billion of consumer-related transactions and payment processing fees, which are based on a percentage of payments that we process through our platform and address approximately $95.0 billion of annual out-of-pocket patient spend in ambulatory healthcare related professional services; and (3) an estimated potential $1.9 billion in Network solutions revenue, based on projections of direct- to-consumer point-of-care marketing spend and other digital, direct-to-consumer life sciences marketing spend. 8 IQIVIA, Definitive Healthcare and company estimates as of April 2021. 9 Management’s estimated total annual revenue opportunity per addressable healthcare services client of approximately $200,000 is derived from an estimated potential: (1) ~$126,000 in annual Subscription and related services revenue per addressable healthcare services client; (2) ~$46,000 in annual Payment processing fees revenue per addressable healthcare services client; and (3) ~$38,000 in annual Network solutions revenue per addressable healthcare services client.

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 5 Subscription and Related Services Subscription and related services revenue for the second quarter of fiscal 2025 grew 24% compared to the second quarter of the prior fiscal year. Subscription and related services revenue per AHSC was $11,700 in the fiscal second quarter, down 1% both year-over-year and on a sequential basis. We expect this figure to increase over the long-term as we deepen our relationships with our clients through continued improvements in our solutions and the addition of new products. Payment Processing Our Payment processing fees revenue grew 7% over the prior year’s fiscal second quarter, driven by an 11% increase in patient payment volume. Payment processing fees revenue generally grows in line with our network growth. As discussed in the Total revenue per AHSC section of this letter, the wind-down of our clearinghouse client relationship in the fiscal first quarter decreased year-over-year revenue growth in the fiscal second quarter by 2%. As a reminder, the revenue associated with the clearinghouse client was part of our Payment processing fees revenue. Total Revenue1 Per AHSC2 (Q3 FY2022 - Q2 FY20253) Subscription and related services Network Solutions Payment processing fees 1 Revenue may not add up due to rounding. 2 Calculated by revenue stream for each period presented as revenue for that period divided by AHSCs during the same period. 3 Fiscal year ended January 31; FY2022 includes only Q3’22 and Q4’22. FY2025 includes only Q1’25 and Q2’25.

Our Payment processing expense as a percentage of Payment processing fees revenue was 66% in the second quarter of fiscal 2025, compared to 67% and 68% in the second quarter of fiscal 2024 and the first quarter of fiscal 2025, respectively. Our fiscal second quarter take rate percentage[10] was 2.86%, down from 2.87% on a sequential basis and down year-over-year from 2.91% in the second quarter of fiscal 2024.

Our payment facilitator volume percentage has remained relatively consistent over time, coming in at 81% in the second quarter of fiscal 2025, flat on a sequential basis and down 1% year-over-year.

Patient Payment Statistics

(Q3 FY2022 - Q2 FY2025[1])



Take Rate Percentage[2]
Patient Payment Volume (in millions)[3]
Payment Facilitator Volume Percentage[4]
$682
$689
$837
$811
$815
$821
$1,016
$989
$965
$977
$1,166
$1,093
79%
79%
80%
80%
81%
81%
82%
82%
82%
82%
81%
81%
2.99%
2.96%
2.89%
3.01%
2.97%
2.97%
2.91%
2.91%
2.93%
2.93%
2.87%
2.86%
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
FY 2022
FY 2023
FY 2024
FY 2025

1 Fiscal year ended January 31; FY2022 includes only Q3'22 and Q4'22. FY2025 includes only Q1'25 and Q2'25.

2 We define take rate percentage as payment processing fees divided by the result of multiplying patient payment volume and payment facilitator volume percentage.

3 We believe that patient payment volume is an indicator of both the underlying health of our healthcare services clients' businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our healthcare services clients and their patients who utilize our solutions, including via credit and debit cards that we process as a payment facilitator, as well as through cash and check payments, and credit and debit transactions for which Phreesia acts as a gateway to other payment processors.

4 Payment facilitator volume percentage is defined as the volume of credit and debit card patient payment volume that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our Payment processing fees revenue.

10 We define take rate percentage as payment processing fees divided by the result of multiplying patient payment volume and payment facilitator volume percentage.

Phreesia
QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 6

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 7 Network Solutions Our Network solutions revenue includes fees for direct communications through our solutions that are designed to educate, engage and activate patients on topics critical to their health. Second quarter fiscal 2025 Network solutions revenue increased 23% compared to the second quarter of fiscal 2024. Healthcare services clients that enable us to generate Network solutions revenue enhance our financial profile. Our team continues to execute well in a competitive market, and we believe that our network and product offerings help differentiate us. Network solutions revenue from our life sciences clients is based largely on the delivery of messages at a contracted price per message to those patients from whom we receive permission. Life Sciences Increasing Vaccination Rates As the industry gears up for another respiratory virus season this fall, we're committed to helping fill gaps in care through our preventive efforts, including educating patients at the point of care. Recent Phreesia research shows that exposure to vaccine-related messaging positively impacts patients’ knowledge, attitudes and behaviors. In a study spanning four years with over 20.2 million pieces of digital vaccine information delivered, 49% of patients said the information was new to them, and 66% found it helpful. 65% said they were likely to discuss vaccines with their doctor. In many cases, these rates were higher among Black, Asian and Hispanic survey respondents. Claims-based conversion analyses showed those exposed to such communications received incremental vaccinations at a rate 2.07 times higher on average than control groups who were not exposed to such information at the point of care. In some cases, exposure to messaging drove vaccine administration rates more than 10 times higher than the control group. These results were presented by our Director of Clinical Content, Christina Suh, MD, MPH, at the National Immunization Conference in August 2024. 2024 MM+M Awards Finalist Healthcare marketing industry trade publication MM+M recently revealed its 2024 MM+M Awards finalists, including Phreesia on its shortlist for its Point-of-Care Marketing award. Now in its 21st year, the medical marketing industry’s premier awards program recognizes the campaigns, organizations and people who created the year’s most compelling and impactful work. Phreesia and Prevent Cancer Foundation’s “Take Charge of Your Breast Health” campaign is among five finalists in the Point-of-Care Marketing category and is the only campaign from a media vendor on the shortlist. Award winners will be announced in October. American Academy of Pediatrics Partnership In the fiscal second quarter, Phreesia collaborated with the American Academy of Pediatrics on a public health campaign to drive awareness around measles, mumps and rubella (“MMR”) vaccination. Beginning in September 2024, Phreesia will deliver 200,000 engagements to parents and guardians of children between the ages of 9 months and 6 years encouraging them to speak to their child’s doctor about the MMR vaccine or have their child complete the vaccine series. These types of partnerships align with our mission of making care easier every day, and give us the opportunity to drive large-scale positive health outcomes.

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 8 Product Update MEDITECH Alliance In May 2024, Phreesia joined the MEDITECH Alliance Program, an ecosystem of partner organizations with proven, successful and interoperable solutions. Through the partnership, MEDITECH customers can leverage Phreesia to deliver a patient-driven registration experience, whether in a hospital-based or ambulatory care setting. Phreesia joined the Alliance Program as an Innovator Partner, providing embedded solutions that can be included in MEDITECH as a Service, and offering integrated solutions for all MEDITECH Expanse customers. MEDITECH’s partnership with Phreesia began through the support of the Access eForms solution, which we acquired in fiscal 2024. We look forward to bringing the full capabilities of the Phreesia platform to the MEDITECH ecosystem in the future. Medication Adherence As mentioned in our fiscal 2024 year-end letter, our Post-Script Engagement product helps bridge the critical gap between prescriptions written and filled. Studies show that between 20-30% of prescriptions are never filled11. As soon as a prescription is written, our Post-Script Engagement product not only reminds patients about their prescription but also assesses their likelihood of filling it, uncovers barriers to adherence and provides patients with curated resources to support their starting and staying on treatment. Since the launch of this Post-Script Engagement product, patients have completed more than 300,000 intent-to-fill assessments. Those results show the top three reasons why patients don’t plan to fill their prescription or are unsure if they will include: 1) they’re not having symptoms or don’t think they need the medication; 2) they’re not sure if they can afford to fill it; and 3) they don’t have enough information about the medication. Additional Phreesia survey data shows that three in five patients have little to no knowledge of patient support programs, and just 3% of eligible patients are using them. Our analyses at the medication, patient and population levels have allowed us to rapidly iterate on our solution. We’ve increased our abilities to share valuable resources and information that address patient concerns at the point of care, such as treatment education and financial assistance programs. This data can also help healthcare organizations tailor their interactions with patients based on an individuals’ unique challenges and help tackle medication adherence barriers earlier on. Patient Bill Pay Most medical bills sent to patients are on paper and difficult to understand. We developed our Patient Bill Pay product with the goal of improving the patient experience and building on our current payment tools that include our payment assurance product. Patient Bill Pay provides patients with an easy- to-read digital bill as soon as claims are adjudicated, removing much of the friction associated with the status quo. Bills are sent immediately via the patient’s preferred channel including text or email. Patient Bill Pay leverages the same intelligent patient activation that drives outcomes on our intake 11 Fischer, MA, Stedman, MR, Lii, J, Vogeli, C, Shrank, WH, et al. Primary medication non-adherence: Analysis of 195,930 electronic prescriptions. Journal of General Internal Medicine. 2010; 25(4): 284–290.

> "In our first full month using Patient Bill Pay, we collected 50% more than our best month ever pre-Phreesia. We've also reduced our paper footprint by sending fewer statements, which reduces our cost to collect. Patient Bill Pay is making a huge difference."
>
> – **Laura DiMeglio**, MHA, Practice Manager, Canterbury Pediatrics


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platform – in this case, applying it after the visit. By sending the right reminder at the right time, provider organizations can collect more revenue faster and offer more convenience to their patients.

By individualizing each patient's experience and customizing the messaging, channel and timing of payment reminders, we believe we can significantly improve financial engagement and increase the likelihood that patients pay and pay on time. Canterbury Pediatrics, a Phreesia client in Connecticut, started leveraging Patient Bill Pay with the goals of increasing collections, saving staff time and sending fewer paper statements. Within five months of implementation, the practice collected 117% more from self-service payments and reduced 22% of paper statements. Patients also gave the product a 4.7-star rating. With Patient Bill Pay, Canterbury Pediatrics is getting paid faster and easier than ever before, and giving families the modern, personalized payment experience they expect.

CMS Innovation Center Contract for the Patient Activation Measure® Renewed Through 2029

Phreesia secured a new five-year contract to support the Center for Medicare and Medicaid Innovation's (CMMI) use of the Patient Activation Measure® (PAM). Since 2019, Phreesia has partnered with CMMI to support the Kidney Care Choices (KCC) Model, which aims to coordinate care for nearly 200,000 individuals with chronic kidney disease and end stage renal disease. Phreesia is the proud steward of the PAM, a brief survey that assesses patients' knowledge, skills and confidence in managing their own healthcare. PAM has demonstrated that targeted interventions designed to increase patient activation result in improved outcomes and decreased costs. The PAM performance measure (PAM-PM) is the only Consensus Based Entity (CBE) endorsed performance measure for gains in patient activation and identifies the change in the scores of two PAM surveys completed over a twelve-month period. Under this new contract, Phreesia will provide a license to the PAM as well as training, analysis and other support to KCC, and CMMI can add up to four additional models throughout the duration of the contract.

Phreesia
QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 9

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 10 New Research Illustrates How to Drive Earlier Diagnosis and Treatment of Kidney Disease Phreesia and the National Kidney Foundation’s latest research highlights the importance of patient- provider discussions and patient activation in early detection and prevention of chronic kidney disease (“CKD”), one of the leading causes of death in the United States. Published in The American Journal of Accountable Care, the study finds that at every step of the way in the kidney care journey, from diagnosis to access to new treatments to receiving a transplant, patients who are less activated are at a disadvantage. In a month-long survey of 4,445 patients with diabetes and/or hypertension, two of the most prevalent risk factors for CKD, results showed a significant gap in awareness—two in three of these high-risk patients were not aware of their risk for kidney disease. The study used the PAM to evaluate surveyed patients’ knowledge, skills and confidence in managing their own health, and found that of those surveyed: 70% of highly activated patients with diabetes have discussed kidney health with their healthcare provider, compared to just 38% of low-activation patients with diabetes. 51% of highly activated patients with hypertension have discussed kidney health with their healthcare provider, compared to just 7% of low-activation patients with hypertension. Activated and empowered patients are more likely to take proactive steps to prevent and delay the progression of CKD. New therapies are showing great promise for preventing kidney failure and other complications of the disease, which makes it more important than ever that patients get critical education earlier in their healthcare journey. Phreesia not only gives providers the ability to identify a patient’s activation level and tailor their support accordingly, but also the ability to reach patients with important information on therapies and treatment adherence at the point of care. After Hours Service On July 9, 2024 and August 15, 2024, we restored certain portions of the ConnectOnCall service. The remainder of the ConnectOnCall service remains offline, and we are working diligently to restore the remainder of the service. Additionally, as of this time, this service disruption incident has not had a material impact on our overall business operations, nor do we believe the incident is likely to have a material impact, based on our investigation to date.

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 11 Innovative software to improve efficiency, cash flow and the patient experience Access to care Registration Revenue Cycle Network Provider directory for patients seeking care Integrated patient scheduling Automated appointment rescheduling Appointment reminders Patient text messaging After-hours care Smart answering solution Mobile and in-office intake modalities Registration for virtual visits Specialty-specific workflows Consent management Self-service patient-reported outcomes and screenings Point-of-service payments Insurance verification Payment plans Online payments Card on file and payment assurance Education and engagement before, during and after the visit Patient insights Referral management Doctor finder Environmental, Social, Governance (“ESG”) Scorecard In May, we published our first ESG Scorecard on our investor relations website. This scorecard was developed by our internal ESG committee under the oversight of our executive sponsor and the Nominating and Corporate Governance Committee of our Board of Directors in order to highlight some of our ESG initiatives that are not required to be disclosed in our reports filed with the SEC and that we believe may be important to our stakeholders. The scorecard highlights the social impact of our products, our commitment to our employees, our data privacy and security efforts, our environmental impact and our governance. Cash Flow We have made significant progress in improving our cash flow, which we believe enhances our value to shareholders while giving us significant financial flexibility to invest in growth. In the second quarter of fiscal 2025, we returned to positive Net cash provided by operating activities of $11.1 million, an improvement of $20.4 million year-over-year, as compared to Net cash used in operating activities of $9.3 million in the second quarter of fiscal 2024. This improvement reflects strong revenue performance over the period as well as disciplined expense and cash collections management. We also achieved positive Free cash flow for the first time as a public company, and we are looking

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 12 forward to Free cash flow growth becoming an important component of our financial profile. The following chart summarizes how our revenue growth has driven our growth in Adjusted EBITDA and Free cash flow. See Non-GAAP Financial Measures for a reconciliation of Net loss to Adjusted EBITDA and a reconciliation of Net cash provided by (used in) operating activities to Free cash flow. Operating Leverage Our second quarter fiscal 2025 Adjusted EBITDA and Free cash flow reflect continued operating leverage across the company. We expect our Sales and marketing, Research and development and General and administrative expense lines to all show improvement as a percentage of revenue through fiscal 2025. Cost of Revenue Cost of revenue (excluding depreciation and amortization) increased $1.7 million to $16.1 million for the three months ended July 31, 2024, as compared to $14.4 million for the three months ended July 31, 2023. The increase resulted primarily from a $1.7 million increase in third-party costs driven by growth in revenue, partially offset by a $0.1 million decrease in labor costs. Stock compensation incurred related to cost of revenue was $1.2 million for both the three months ended July 31, 2024 and 2023. Adjusted EBITDA Free Cash FlowTotal Revenue Growth and Operating Leverage ($M)

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 13 Sales & Marketing Sales and marketing expense decreased $7.1 million to $30.2 million for the three months ended July 31, 2024, as compared to $37.2 million for the three months ended July 31, 2023. The decrease was primarily attributable to a $6.2 million decrease in labor costs, including a $1.8 million decrease in employee stock compensation costs. Stock compensation incurred related to sales and marketing expense was $5.3 million and $7.1 million for the three months ended July 31, 2024 and 2023, respectively. Research & Development Research and development expense increased $2.1 million to $29.5 million for the three months ended July 31, 2024, as compared to $27.5 million for the three months ended July 31, 2023. The increase resulted primarily from a $1.0 million increase in labor costs as well as a $1.0 million increase in software costs. Stock compensation incurred related to research and development expense was $3.6 million and $4.6 million for the three months ended July 31, 2024 and 2023, respectively. General & Administrative General and administrative expense decreased $1.5 million to $19.5 million for the three months ended July 31, 2024, as compared to $21.0 million for the three months ended July 31, 2023. The decrease was primarily related to a $2.2 million decrease in third-party costs associated with prior- year acquisitions as well as a $0.8 million decrease in other third-party general and administrative costs, partially offset by a $1.5 million increase in labor costs. Stock compensation incurred related to general and administrative expense was $6.3 million and $5.7 million for the three months ended July 31, 2024 and 2023, respectively.

Operating Expense Trends

Subscription & Network Solutions[1]
Cost of Revenue % Rev


29%
30%
33%
31%
27%
27%
25%
23%
23%
23%
21%
21%
Q3 FY22
Q4 FY22
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25

Payment Processing expense[2]
% Rev


59%
61%
63%
64%
65%
65%
66%
67%
66%
67%
68%
66%
Q3 FY22
Q4 FY22
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25

Sales & Marketing
$ / % of Rev


$32
$37
$40
$38
$37
$36
$37
$37
$37
$36
$32
$30
57%
64%
63%
56%
50%
47%
45%
43%
40%
38%
32%
30%
Q3 FY22
Q4 FY22
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25

Research & Development
$ / % of Rev


$15
$17
$21
$23
$23
$25
$26
$27
$29
$30
$29
$30
27%
30%
33%
33%
31%
33%
32%
32%
31%
31%
29%
29%
Q3 FY22
Q4 FY22
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25

General & Administrative
$ / % Rev


$18
$22
$21
$20
$20
$20
$20
$21
$20
$19
$19
$19
32%
37%
33%
30%
27%
26%
24%
24%
22%
20%
19%
19%
Q3 FY22
Q4 FY22
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25

[1] Subscription & Network Solutions Cost of Revenue as a % of Revenue equals cost of revenue (excluding depreciation and amortization), divided by the sum of Subscription and related services revenues and Network solutions revenues.

[2] Payment processing expense as a % of Revenue equals payment processing expense divided by Payment processing fees revenues.

Phreesia
QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 14

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 15 Balance Sheet and Liquidity As of July 31, 2024 and January 31, 2024, we had cash and cash equivalents of $81.8 million and $87.5 million, respectively. Cash and cash equivalents consist of money market funds and cash on deposit at various financial institutions. We believe that our current cash and cash equivalents balance, along with cash generated in the normal course of business, give us sufficient flexibility to reach our outlook for fiscal 2025 and to plan for continued profitable12 growth in fiscal 2026. Fiscal Year 2025 and 2026 Outlook We are maintaining our revenue outlook for fiscal 2025 of $416 million to $426 million, implying year-over-year growth of 17% to 20%. We are updating our Adjusted EBITDA outlook for fiscal year 2025 to a range of $26 million to $31 million from a previous range of $21 million to $26 million. Our outlook reflects our strong performance in the fiscal second quarter and our continued focus on margin improvement. We expect AHSCs to reach approximately 4,200 for fiscal 2025, compared to 3,601 in fiscal 2024. We expect Total revenue per AHSC to increase in fiscal 2025 compared to the $98,944 we achieved in fiscal 2024. We expect AHSCs to reach approximately 4,500 in fiscal 2026. Additionally, we expect Total revenue per AHSC in fiscal 2026 to increase from fiscal 2025. About Phreesia Phreesia is a trusted leader in patient activation, giving providers, life sciences companies, payers and other organizations tools to help patients take a more active role in their care. Founded in 2005, Phreesia enabled approximately 150 million patient visits in 2023—more than 1 in 10 visits across the U.S.—scale that we believe allows us to make meaningful impact. Offering patient-driven digital solutions for intake, outreach, education and more, Phreesia enhances the patient experience, drives efficiency and improves healthcare outcomes. Investor contact: Balaji Gandhi investors@phreesia.com Media contact: Nicole Gist nicole.gist@phreesia.com 12 We define “profitable” and “profitability,” discussed herein, in terms of Adjusted EBITDA. See Non-GAAP Financial Measures for a reconciliation of our Net loss to Adjusted EBITDA.

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 16 Non-GAAP Financial Measures This stakeholder letter and statements made during the webcast referenced below may include certain non-GAAP financial measures as defined by SEC rules. Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We define Adjusted EBITDA as net income or loss before interest income, net, provision for income taxes, depreciation and amortization, and before stock-based compensation expense and other expense, net. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented that we have achieved positive Adjusted EBITDA for the first quarter of fiscal 2025 in this stakeholder letter. We have also presented Adjusted EBITDA in the press release accompanying this letter and in our Quarterly Report on Form 10-Q to be filed after this letter because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. We have not reconciled our Adjusted EBITDA outlook to GAAP Net income (loss) because we do not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other (income) expense, net and (Benefit from) provision for income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). We have not reconciled our Free cash flow outlook to GAAP Net cash provided by (used in) operating activities due to the uncertainty and potential variability of changes in operating assets and liabilities, and payments for income taxes, which cause our expectations for GAAP Net cash provided by (used in) operating activities to be uncertain. Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort.

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 17 Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows: • Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; • Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; (3) tax payments that may represent a reduction in cash available to us; or (4) interest expense (income), net; and • Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP- based financial performance measures, including various cash flow metrics, net loss and our GAAP financial results. The following table presents a reconciliation of Adjusted EBITDA to net loss for the periods indicated: ($ in thousands, unaudited) Three months ended July 31, 2022 2023 2024 Net loss $(46,716) $(36,767) $(18,012) Interest expense (income), net 206 (786) (46) Provision for income taxes 213 648 750 Depreciation and amortization 5,819 6,781 7,303 Stock-based compensation expense 14,558 18,648 16,448 Other (income) expense, net (38) (50) 86 Adjusted EBITDA $(25,958) $(11,526) $6,529 We calculate Free cash flow as Net cash provided by (used in) operating activities less capitalized internal-use software development costs and purchases of property and equipment. Additionally, Free cash flow is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. We consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic investments, partnerships and acquisitions, and strengthening our financial position.

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 18 The following table presents a reconciliation of Free cash flow from Net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure, for each of the periods indicated: ($ in thousands, unaudited) Three months ended July 31, 2022 2023 2024 Net cash (used in) provided by operating activities $(19,843) $(9,331) $11,061 Less: Capitalized internal-use software (5,003) (5,088) (2,976) Purchases of property and equipment (849) (755) (4,427) Free cash flow $(25,695) $(15,174) $3,658 Total revenue (excluding clearinghouse revenue) is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. During the first quarter of fiscal 2025, we unwound a clearinghouse client relationship. We had initially expected to unwind the relationship by the end of fiscal 2026. Total revenue (excluding clearinghouse revenue) depicts revenue in each period excluding revenue from the clearinghouse relationship. Total revenue (excluding clearinghouse revenue) is not a measurement of our financial performance under GAAP and should not be considered as an alternative to revenue or any other performance measure derived in accordance with GAAP. We have provided below a reconciliation of Total revenue (excluding clearinghouse revenue) to Total revenue, the most directly comparable GAAP financial measure, for the second quarter of fiscal 2024 and the second quarter of fiscal 2025. We believe that Total revenue (excluding clearinghouse revenue) provides useful information to investors and others in understanding and evaluating our operating results and in preparing period-to-period comparisons of our core business. Our use of Total revenue (excluding clearinghouse revenue) has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these limitations, you should consider Total revenue (excluding clearinghouse revenue) along with other GAAP-based financial performance measures, including Total revenue and our GAAP financial results. The following table presents a reconciliation of Total revenue (excluding clearinghouse revenue) to Total revenue for the periods indicated: ($ in thousands, unaudited) Three months ended July 31, 2023 2024 Total revenue $85,830 $102,115 Less: Clearinghouse client relationship revenue (1,600) – Total revenue (excluding clearinghouse revenue) $84,230 $102,115

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 19 Forward-Looking Statements This stakeholder letter includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding: our future financial and operational performance, including our revenue, margins, Adjusted EBITDA, cash flows and profitability12; our outlook for fiscal 2025 and fiscal 2026, including with respect to Adjusted EBITDA and our expectations on AHSCs, Total revenue per AHSC, and our plans for continued profitable12 growth in fiscal 2025 and fiscal 2026; our ability to start generating Free cash flow in the second half of this fiscal year; the impact of the ConnectOnCall cybersecurity incident on our business; our estimated total addressable market (including any components thereof) and our estimated addressable healthcare services clients; our expected increase in AHSCs during the remainder of fiscal 2025 and fiscal 2026; our expectations regarding growth in Subscription and related services revenue per AHSC over the long-term; our expectations regarding Total revenue per AHSC for the full fiscal year 2025 and fiscal 2026; our ability to finance our plans to achieve our fiscal year outlook with our current cash balance along with cash generated in the normal course of business; our business strategy and operating plans; industry trends and predictions; our anticipated growth and operating leverage; the factors that drive our revenue growth; our expectations regarding solutions under development; and our expectations regarding the growth of our network of clients and partners. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward- looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the competitive environment in which we operate; our ability to develop and release new products and services and successful enhancements, features and modifications to our existing products and services; changes in market conditions and receptivity to our products and services; our ability to

QUARTERLY STAKEHOLDER LETTER | SECOND QUARTER 2025 | 20 maintain the security and availability of our platform; the impact of cyberattacks, security incidents or breaches impacting our business; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry and addressable market; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions and partnerships; difficulties in integrating our acquisitions and investments; and the recent high inflationary environment and other general market, political, economic and business conditions (including as a result of the warfare and/or political and economic instability in Ukraine, the Middle East or elsewhere). The forward-looking statements contained in this letter are also subject to other risks and uncertainties, including those listed or described in our filings with the Securities and Exchange Commission (the "SEC"), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2024 that will be filed with the SEC after this letter. The forward-looking statements in this letter speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this letter to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, except as required by law. This letter also includes statistical data, estimates and forecasts that are based on industry publications or other publicly available information, as well as other information based on our internal sources. This information may be based on many assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified the accuracy or completeness of the information contained in these industry publications and other publicly available information. Conference Call Information We will hold a conference call on September 4, 2024 at 5:00 PM ET to review our 2025 fiscal second quarter financial results. To participate in our live conference call and webcast, please dial (800) 715-9871 (or (646) 307-1963 for international participants) using conference code number 7404611 or visit the “Events & Presentations” section of our Investor Relations website at ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.